UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2011

FPIC INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA	1-11983	59-3359111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204
(Address of Principal executive offices, including Zip Code)

(904) 354-2482
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.                      Other Events.

As previously disclosed, FPIC Insurance Group, Inc. (the “Company”) has entered into that certain Agreement and Plan of Merger, dated as of May 23, 2011 (the “Merger Agreement”), by and among The Doctors Company, a California domiciled reciprocal inter-insurance exchange (“TDC”), Fountain Acquisition Corp., a Florida corporation and a wholly owned subsidiary of TDC (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and a wholly owned subsidiary of TDC (the “Merger”). As previously disclosed, TDC filed the necessary application in connection with the Merger (Form A) with the Texas Department of Insurance on June 14, 2011. On September 28, 2011, the Texas Commissioner of Insurance approved the Merger.

The closing of the Merger remains subject to the terms and conditions set forth in the Merger Agreement, including the receipt of approval from the Florida Office of Insurance Regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPIC Insurance Group, Inc.

Date: September 30, 2011	By:	/s/ T. Malcolm Graham

	Name:	T. Malcolm Graham
	Title:	General Counsel and Secretary